Lilly

Please deliver to:	Blanket Purchase Order	Mail invoice to:
PR05 Plant Lilly del Caribe, Inc. PR Industrial Park, Carolina PR 00985	N°.: 4540169442 Date 01/17/2006 Buyer: Yolanda Vazquez Tel: 257-5636 / Fax: 257-5331	Lilly del Caribe, Inc. ATTN: Accounts Payable PO Box 1198 Carolina, PR 00986-1198

Sales person : ELIZABETH PLAZA

Valid from : 01/18/2006
Valid to : 05/18/2006
Delivery date : 05/18/2006

PLAZA CONSULTING GROUP INC
373 CALLE MENDEZ VIGO STE 110
DORADO PR 00646-4911
USA

Payment terms: Net 30 Days

Prop. 05-1700

Currency: USD

Item	Material	Description	Order qty.	Unit	Unit price	Net Value
00001		Analytical Laboratory Support	1	each	325,000.00	325,000.00

Item text

ARTICLE I - PERFORMANCE OF THE WORK - The Contractor shall perform all of the work described below in accordance with the contract documents (Article III of this Agreement): Reference to Proposal 05-1700 Laboratory Activities Support at PR05.

ARTICLE II - PAYMENT: The Owner shall pay the Contractor for the full performance of the work as follows:

The fixed amount of $325,000. 00 is payable in accordance with the General Conditions and General Requirements of Lilly del Caribe, Inc.

ARTICLE III - CONTRACT DOCUMENTS: The Contract documents consist of:

(a) This Agreement;
(b) General Conditions for Lilly del Caribe, Inc. Construction and Service Contracts (August 2005 Edition);
(c) Specifications (General Requirements March '01 Edition) and other sections included: ______
(d) Drawings
(e) Contractors General Safety Checklist; [] Applies [X] does not apply or Safety Checklist for Service Representatives/Consultants; [X] Applies [] does not apply
(f) Environmental Evaluation Form; [X] Applies [] does not apply
(g) Any departure from the original scope must be evaluated and approved by Engineering, Health & Safety, Environmental and Finance Departments.
(h) Process Safety and Risk Management - Area specific form [] Applies [X] does not apply
(i) State Insurance Fund documents (General Policy and Specific Lilly Policy) [X] Applies - Expiration date: 06/30/2006 [] does not apply
(j) Expiration date from Hiring of Consultant Certificate Procedure: 12/13/2008

Lilly

Blanket Purchase Order

N°.: 4500169442 Date 01/17/2006
Buyer: Yolanda Vazquez
Tel: 257-5636 / Fax: 257-5331

PLAZA CONSULTING GROUP INC
373 CALLE MENDEZ VIGO STE 110
DORADO PR 00646-4911
USA

Item	Material	Description	Order qty.	/ Unit	Unit price	Net Value

(k) Health & Safety Pre-Qualification Expiration Date 12/22/2006
(l) Liability Insurance Expiration Date: (General)11/02/2006(Auto)11/02/2006(Excess)11/02/2006
(m) Safety Plan [X] Applies [] does not apply
(n) Confidentiality Agreement [X] Applies [] does not apply

ARTICLE IV - TESTING OF CONTROLLED SUBSTANCES:
"Every contractor that has employees offering services in Lilly del Caribe, Inc., must do drug testing for controlled substances on their employees and candidates for employment. The testing must comply with the stipulations of the Law 59 of August 8, 1997 know in Puerto Rico as Law to Regulate the Testing of Controlled Substances in the Private Sector".

ARTICLE V - CONDITIONAL CLAUSE:
If during the performance of the work described in this contract, any of the required documents listed above (i, j, k, l) expires, the work will be suspended until the revised document is provided by the contractor and approved by Lilly. It is the responsibility of the contractor to provide all documentation required to complete the job, otherwise, the contract may be voided.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set out above.

Lilly del Caribe, Inc.
By: [signature]
Title:

Plaza Consulting Group
By: [signature]
Title:

Total Order Value: USD 325,000.00

Lilly

Blanket Purchase Order
N°.: 4500169442 Date 01/17/2006 Buyer: Yolanda Vazquez Tel: 257-5696 / Fax: 257-5331

PLAZA CONSULTING GROUP INC
373 CALLE MENDEZ VIGO STE 110
DORADO PR 00646-4911
USA

GENERAL INSTRUCTIONS FOR PURCHASE ORDERS

-- This order incorporates by reference the version of the Lilly del Caribe, Inc. terms, conditions and instructions that are effective for purchase orders issued on the above date, published at http://supplierportal.lilly.com/Home/PR_TC.pdf , and also the provisions of EEO clause in section 202 of E.O. 11246, 41 C.F.R. 60-250 and 41 C.F.R. 60-741, all as amended.

-- Our order number must appear on all invoices, packages, shipping papers and correspondence.

-- Invoice and packing slip must show the order line number and description in the same sequence as on the order.

*** END OF DOCUMENT ***

GENERAL CONDITIONS
FOR
LILLY DEL CARIBE, INC.

GENERAL SERVICE CONTRACTS
(Short Version)

August 2005 Edition

TABLE OF CONTENTS

Article

ARTICLE 1

Definitions

Whenever any of the following terms are used in the Contract Documents (as defined herein), they shall have the meaning set forth below.

Agreement - the written agreement executed by the Owner and Contractor covering the Services and the Contract Sum to be paid.

Contract - All of the Contract Documents which together represent the entire understanding between the Owner and Contractor and supersede all prior negotiations, representations, or agreements either written or oral. The Contract may be amended or modified only in writing and signed by both parties.

Contract Documents - the documents designated as such in the Agreement.

Contract Sum - the amount of compensation agreed to be paid for the performance of the Services under the Contract Documents between Owner and Contractor.

Contractor - the person or organization identified as such in the Agreement or his authorized representatives.

Job Site - those areas or locations of the Owner in which the Services is or will be performed by the Contractor/Subcontractor, but excluding the Contractors'/Subcontractors' regularly established main or branch offices, factories, shops, warehouses, or similar facilities whether or not such regularly established operations are related to, incidental to, or necessary to the Services, and excluding commuting to and from the Job Site.

Owner - Lilly del Caribe, Inc., or its divisions or subsidiaries as designated in the Agreement or its authorized representatives.

Owner's Representative - the principal representative of the Owner with respect to the Services who shall have authority to act for the Owner in all matters relative to the performance of the Contract.

Project - the total set of services being performed for the Owner at the Job Site, of which the Services may be the whole or a part (if applicable).

Services - all services required by the Contract Documents, including all labor, materials, services, systems and equipment necessary for the Contractor to perform its obligations under the Contract Documents.

Specifications - the written requirements for materials, equipment, methods, delivery systems, standards and workmanship for the Services which form a part of the Contract Documents.

Subcontractor - an individual or organization, which has a direct contract with the Contractor or with any other subcontractor to perform any portion of the Services.

ARTICLE 2

Interpretation of Terms and Resolution of Conflicts

Section 2.A Whenever the terms "as approved," "as directed," "approved equal", "equivalent," or similar terms appear in the Contract Documents, such terms shall be construed to mean "as approved by the Owner," "as directed by the Owner," "equal, or equivalent as approved by the Owner."

Section 2.B Within the Contract Documents the term "trade" shall be construed to mean workmen or mechanics having special skills, or the firms that hire them, as applicable.

Section 2.C Where the term "Contractor " is modified in any way, such as, without limit, "this contractor," "plumbing contractor," "qualification contractor," "validation contractor," "documentation contractor," "electrical contractor," such term shall be construed to mean the trade involved with the Services mentioned, but such meaning shall not relieve the Contractor from his responsibility for the Services, whether or not the Services are sublet.

Section 2.D The Contract Documents are complementary; what is called for by one is as binding as if called for by all. However, in the event of conflict between the Agreement and any of the other Contract Documents, the provisions of the Agreement shall govern. In the event of conflict between these General Conditions and any of the Contract Documents (other than the Agreement), the provisions of these General Conditions shall govern. If, during the performance of the Services, Contractor finds a conflict, he shall report it to Owner in writing at once and before proceeding with the Services affected thereby.

ARTICLE 3

Performance of the Services

The Contractor warrants to the Owner that the Services shall be performed skillfully, carefully, and in a workmanlike manner (and to that extent that the Services includes professional services, in a sound professional manner) and that the Services

shall be carried out in accordance with, and when completed shall conform to, the Contract Documents; all applicable local, Commonwealth of Puerto Rico, and Federal laws, rules, regulations, and restrictions applicable to the Services and/or to the Owner's property.

If the Contract Documents are discovered to be at variance with such laws, rules, regulations, or restrictions, the Contractor shall promptly notify the Owner in writing. If any portion of the Services is performed contrary to the Contract Documents or such laws, rules, regulations, or restrictions, the Contractor, at his own expense, shall make such corrections as are necessary to cause the Services to conform thereto.

ARTICLE 4

Changes in the Services

Section 4.A Changes. The Owner may from time to time, by written instructions to the Contractor, make changes in the Services consisting of additions, deletions, or other revisions. The Contractor shall not initiate any changes in the Services, except upon written order signed by the Owner. All such changes shall become a part of the Services and shall be executed pursuant to applicable provisions of the Contract Documents, and the Contract Sum shall be adjusted as set forth in Section 4.B. Any change in the Contract Sum resulting from changes in the Services shall be deemed to fully compensate the Contractor for the change in the Services and the Contractor expressly waives any right to make a later claim for increased costs, including any claim for loss of efficiency or as a result of disruptions in the Services.

Section 4.B Adjustment in Contract Sum. Adjustments in the Contract Sum resulting from a change in the Services must be approved in writing by the Owner. If requested by the Owner, the Contractor will provide detailed supporting information regarding the quotation, including, but not limited to, material and labor quantity and related pricing information and extensions. If the quotation is acceptable to the Owner, the Owner will issue a "Price Change Order". If the schedule for the Services requires the change in the Services to be initiated prior to the issuance of the Price Change Order, the change in the Services can be initiated by a Field Service Change Order issued by the Owner, followed by a Price Change Order as soon as possible.

For each change, the Contractor shall keep and present, in such form as the Owner may prescribe, an itemized accounting and appropriate supporting data. A Field Service Change Order will be issued by the Owner to the Contractor authorizing the Contractor to proceed with the change in the Services on the agreed upon basis. After all work is complete, the Contractor shall furnish a summary of the total charges and supporting

information as defined in the Specifications. Upon acceptance by the Owner, the total charges will then be included as a separate item in a price change order.

When so requested by the Owner to accelerate the established completion date for the Services, the Contractor shall work overtime. The Contractor shall be reimbursed by the Owner pursuant to this provision for the premium portion of such overtime cost, except that (i) in no event shall the Contractor be paid any percentage mark-up on the premium portion of such overtime and (ii) in no event shall the Contractor be reimbursed for the premium portion of such overtime if the overtime work was required to assure compliance with the schedule established pursuant to the Contract Documents.

ARTICLE 5

Contractor's Review of Conditions; Examination of the Job Site

The Contractor represents that he has examined the Contract Documents and has satisfied himself as to their adequacy for the complete performance of the Services; that he is fully aware of work to be performed by other contractors in connection with the Services and elsewhere on the Job Site; and that he is experienced and competent to perform and complete the Services.

The Contractor acknowledges that he is in a better position than the Owner to recognize and appreciate hazards and risks that are peculiar to the trades involved in the performance of the Services. The Contractor assumes all the risks and hazards in connection with the foregoing conditions and, regardless of such risks, hazards and conditions and notwithstanding any variances between actual conditions and the conditions as shown or represented in the Contract Documents, the Contractor agrees that he will complete the Services for the Contract Sum (except in those instances, and only those instances, wherein there is an express provision in the Contract for payment or allowance to him of additional compensation) notwithstanding the fact that certain provisions in the Contract Documents do not expressly stipulate that the Contractor shall assume certain responsibilities, make certain payments, do certain work, or perform certain acts "at its own expense", "at no additional cost to the Owner", or other qualifying phrases to that effect.

In the event that any Services are to be performed at the Job Site, the Contractor represents that he has thoroughly examined the Job Site and informed himself fully regarding the conditions under which he will be obligated to operate or that in any way may affect the Services and knows, understands, and accepts the existing conditions, and shall have an ongoing obligation to conduct any further inspections during the performance of Services at the Job Site. No later claim for extra compensation will be allowed which is due to error or negligence on the part of the Contractor in this respect. The Owner shall be deemed to have warned the Contractor of all risks and hazards relevant to the performance of the Services on the Job Site. The Contractor shall have the duty to inform its employees and Subcontractors of risks and hazards at the Job Site.

The foregoing provisions shall govern not only the Services required by the Contract, but any and all subsequent changes in the Services that may be authorized, in writing, by the Owner.

ARTICLE 6

Subcontractors

Section 6.A Approval by Owner. The Contractor shall furnish for the Owner's approval a list of Subcontractors to be used in the performance of the Services. The Contractor shall not employ any Subcontractors not approved by the Owner.

Section 6.A.I The Contractor may delegate to Subcontractors the responsibility for performance of the Services including safety obligations; *provided, however*, any such delegation shall not relieve the Contractor of his obligations to the Owner and shall be restricted by the limitations provided in Article 15.

Section 6.B Responsibility of Contractor for the Work of Subcontractors. The Contractor shall be as fully responsible to the Owner for the portions of the Services performed by the Subcontractors, and for the acts and omissions of his Subcontractors and of persons either directly or indirectly employed by them, as he is for acts and omissions of persons directly employed by him for any portion of the Services. The approval by the Owner of the selection of Subcontractors shall not relieve the Contractor from any responsibility. The Contractor shall be responsible for the safety of the Subcontractor employees.

Section 6.C No Contractual Relation with Owner. Nothing contained in the Contract shall create a contractual relation between any Subcontractor and the Owner. The Owner shall not have any obligation to pay, or to see that the Contractor pays, any Subcontractor, except as may otherwise be expressly required by law.

ARTICLE 7

Labor Furnished by the Contractor

All persons employed by the Contractor in the performance of the Services are employees of the Contractor and not of the Owner and shall be carried on the payrolls of the Contractor and shall be paid by the Contractor. The Contractor shall also make payments

to Commonwealth of Puerto Rico and Federal authorities covering all payroll taxes and other taxes relating to such persons, and shall make all other payments relating to such persons, such as welfare and pension funds, required by labor union contracts.

Every Contractor that has employees offering services to the Owner must do drug testing for controlled substances on their employees and candidates for employment. The testing must comply with the provisions of the Law Number 59 of August 8, 1997 known as the Law to Regulate the Testing for Controlled Substances in the Private Labor Sector, as amended from time to time, and any other law, regulation or court determination.

ARTICLE 8

Awarding of Other Contracts

The Owner reserves the right to award other contracts with respect to the performance of the same or similar services as the Services rendered by the Contractor under the Contract.

ARTICLE 9

Responsibility for Damage

Section 9.A Protection. The Contractor shall protect his property and the property of the Owner and the other contractors from damage, injury or loss arising out of the performance of his Services.

Section 9.B Damage. Should either party to the Contract suffer damages because of any wrongful act or neglect of the other party or by any Subcontractor, claim shall be made in writing to the party claimed to be liable, and settlement shall be adjusted by agreement not later than final payment (without prejudice to the indemnification rights of each party under Article 10).

Section 9.C Contractor Responsibility. Notwithstanding the provisions as stated in Article 10, should any contractor, or subcontractor employed on the Project make claim or bring suit against the Owner for damages alleged to have been caused by the Contractor, the Contractor shall bear the costs involved in such proceedings, including costs of investigation and settlement. If any judgment against the Owner arises therefrom, the Contractor shall pay or satisfy such judgment and pay all costs (including attorney's fees) incurred by the Owner.

ARTICLE 10

Indemnification

To the fullest extent permitted by law, Contractor shall indemnify and hold harmless Owner (and its agents and employees) from and against all claims, damages, losses, and expenses, including, but not limited to, reasonable attorney's fees, for bodily injury (including death), or damages to property (other than property for which risk of loss is assumed by Owner in accordance with Article 11) arising out of or resulting from the performance of the Services, including Contractor's proportionate share of any joint or concurrent negligence. In the event that such liabilities are contributed to by the negligent acts or omissions of Owner, the liability shall be apportioned among the parties based upon the principals of comparative negligence, except that the Contractor shall not be required to indemnify a party to the extent any such claim, damage, loss or expense is caused by any negligent act or omission of such party.

ARTICLE 11

Insurance

Section 11.A Contractor's Liability Insurance. The Contractor shall purchase and maintain such insurance as will protect him from the claims set forth below, any or all of which may arise out of or result from the operations or activities of the Contractor or his Subcontractors or anyone directly or indirectly employed by any of them or by anyone for whose acts or omissions any of them may be liable, whether on or adjacent to the Job Site or elsewhere:

a) claims under worker's compensation, disability benefit and other employee benefits acts applicable to the performance of the Services (including such workmen's compensation insurance as shall be required to qualify as an insured employer with respect to its own employees and with respect to the employees of each Subcontractor retained by the Contractor under the rules and regulations of the State Insurance Fund ("Fondo del Seguro del Estado");

b) claims for damages due to of bodily injury and personal injury, including death of any person; and

c) claims for damage to property of any person.

The Contractor's comprehensive general liability insurance shall also provide coverage for the following:

a) contractual liability insurance as applicable to any hold harmless agreements in the Contract;

b) completed operations; and

c) broad form property coverage for property in the care, custody, or control of the Contractor, except that the Owner shall provide insurance to cover damages to property of the Owner in due course of transit by the Contractor or in course of installation by the Contractor on premises of the Owner.

Such insurance shall specifically include coverage for property damage from explosion, collapse, and underground operation.

This insurance shall be written for not less than the following limits of liability:

a)	Worker's Compensation	Statutory
b)	General Liability	
	Bodily injury (any one person)	$500,000
	Bodily injury (any one occurrence)	1,000,000
	Property damage	1,000,000
c)	Automobile Liability	
	Bodily injury (any one person)	$500,000
	Bodily injury (any one occurrence)	1,000,000
	Property damage	1,000,000
d)	Excess Liability or Umbrella Liability $1,000,000 (over and above underlying limits listed above)	
e)	Professional Liability (only for Contracts including design services or other professional services)	$500,000

Insurance limits required under this Section may be maintained through primary and excess insurance coverage.

Policies issued under this Section providing general liability or auto liability shall contain a Waiver of Subrogation in favor of the Owner. The Contractor shall also require similar waivers from Subcontractors.

Section 11.B Certificates to be Filed With Owner. Certificates of Insurance shall be filed with the Owner prior to commencement of the Services. These certificates shall contain a provision that coverage afforded under the policies will not be canceled until at least thirty (30) days prior written notice to the Owner. These certificates shall also name the Owner as an additional insured for all policies of insurance other than workers' compensation.

Section 11.C Property Insurance. The Contractors and Subcontractors shall provide their own insurance for their materials, equipment, and tools.

Section 11.D Waiver of Rights. The Owner and Contractor waive all rights against each other for damages caused by fire or other perils to the extent covered by insurance provided under this Article 11. The Contractor shall require similar waivers from Subcontractors.

ARTICLE 12

Liens

The Contractor agrees and warrants to the Owner that (i) no notice of intention to hold a mechanics, suppliers', material men's, or any other type of statutory lien shall be filed against Owner's property and (ii) no claim of personal liability of the Owner shall be served on Owner because of the failure of Contractor or a Subcontractor to pay its employees, suppliers or material men, or any Subcontractor.

Should such a lien notice be filed or claim of personal liability be served, amounts otherwise payable by the Owner to the Contractor under the Contract (and, if Owner determines that amounts payable under the Contract will not be adequate to satisfy such lien notice or claim, amounts otherwise payable to the Contractor under other agreements, whether or not related to the Services) shall not be payable to the extent of the lien notice or amount claimed, until and unless the Contractor has delivered to the Owner a complete release of such lien notice or claim or a bond satisfactory to the Owner that will indemnify the Owner against such lien notice or claim.

ARTICLE 13

Inspection of the Services

The Owner shall at all times have the right to inspect the performance of the Services by the Contractor and any Subcontractor, and the Contractor shall permit and facilitate inspection of the Services by the Owner and public authorities at all reasonable times.

ARTICLE 14

Permits, Licenses, and Inspections

The Contractor shall procure, at his own expense, all permits and licenses required for the performance of the Services, shall submit to the Owner true and complete reproductions of such permits and licenses required for the performance of the Services, and shall arrange for all required inspections.

ARTICLE 15

Safety

The Contractor is responsible for the safety of its own employees (including self supervisory contractor) in the course of the performance of the Services, including any services performed on the Job Site. The Contractor shall take all necessary precautions for the health and safety of all employees performing the Services or activities in preparation for the Services or related to its performance, and all other persons who may be affected thereby, and shall comply with all applicable provisions of the Contract Documents; Federal, Commonwealth and municipal safety laws; building, mechanical, and electrical codes; and rules, regulations and restrictions to prevent accidents or injury to persons on, about, or adjacent to the Job Site or elsewhere. The Contractor shall be responsible for assuring the employees have the proper personal protective equipment required for the different tasks, as applicable. This includes, but is not limited to, safety glasses with side shields, safety shoes, respirators, and other. The Contractor shall be responsible of providing health and safety training required for the different task to be conducted at the Job Site or any other location within the premises of the Owner. This includes but is not limited to personal protective equipment, confined space, fall protection, fire prevention, hazardous communication, respiratory protection, electrical safety, lockout / tagout, etc.

The Owner will not lend safety equipment to the Contractor, including personal and portable gas monitor, fall arrest equipment, and respirators, but the use of them will be required as needed.

The Owner reserves the right to evaluate the Contractor and all Subcontractors in terms of the safety performance and qualifications prior to the commencement of the Contract and after the completion of the Services. Any such evaluation will be conducted by the Health and Safety Department and the Engineering and/or Maintenance Departments of the Owner, and may include previous years on safety performance: Accident Records (OSHA-200, or current form / FSE Reports), past OSHA inspections, training records, written safety programs and safety performance at the site. The pre-qualification of a Contractor or Subcontractor by the Owner shall not be interpreted as a certification, or similar, that the Contractor or Subcontractor's programs comply with OSHA regulations.

Notwithstanding the preceding sentence, the Contractor may delegate to his Subcontractor the duty imposed on the Contractor to protect his Subcontractor's employees in areas of the Job Site in which the Subcontractor shall be performing any Services or in any manner have control; provided, however, any such delegation by the Contractor shall not relieve the Contractor of his obligations to the Owner under this Article.

ARTICLE 16

Protection of Environment

The Contractor is responsible for complying with Owner's environmental permits, policies and procedures, and the Federal, Commonwealth, and municipal environmental laws, rules, regulations, and restrictions to protect environment and manage wastes generated during its performance of the Services or activities in preparation for the Services.

The Engineering and/or Maintenance Departments of the Owner in conjunction with Environmental Technical Services Department of the Owner will evaluate all contracts. If necessary, Owner will provide specific instructions to the Contractor to perform the Services or activities in preparation for the Services in compliance with Owner's environmental permits, policies and procedures, Federal, Commonwealth, and municipal environmental laws, rules, regulations and restrictions. The Contractor is responsible for complying with the provided instructions.

All Contractors will be evaluated in terms of environmental performance and qualifications prior to the commencement of the Contract and after the completion of the Services. This evaluation will be conducted by the Environmental Technical Services Department of the Owner and the Engineering and/or Maintenance Departments of the Owner. This evaluation could include previous years of on-site environmental performance, assessment of Contractors' facilities and equipment and verification of all permits, licenses, insurance, etc., required by the Federal, Commonwealth, and municipal environmental laws, rules, regulations, and restrictions to perform the Services or activities in preparation for the Services.

Notwithstanding the preceding sentences, the Contractor may delegate to his Subcontractor the duty imposed on the Contractor; provided, however, any such delegation by the Contractor shall not relieve the Contractor of his obligations to the Owner under this Article.

ARTICLE 17

Confidentiality and Nondisclosure

In the course of the performance of the Contract, the Contractor's personnel may acquire information that the Owner deems confidential, including trade secrets and unpublished technical data, to which the Owner (or companies affiliated with the Owner) has proprietary rights. Such trade secrets and unpublished technical data may include chemicals, solvents, types and sequences of chemical processes equipment and reaction parameters used in the Owner's research or production facilities, as well as any chemical residues or wastes generated by the Owner, disclosed pursuant to OSHA' s Hazardous Communication Standard. Additional information may be acquired through observation or by the Owner's direct disclosure. Confidential information shall also include information of a third-party, which the Owner is under an obligation to maintain in confidence. All such information is referred to hereinafter as "Disclosed Information".

The Contractor shall retain such Disclosed Information in strict confidence and shall not use it for the benefit of the Contractor or others, or communicate it to others without the Owner's prior written agreement. The Contractor shall not take photographs of any portion of the Services or duplicate any drawings or specifications nor permit others, including Subcontractors, to do so without the prior approval of the Owner. Drawings and other documents made available to the Contractor by the Owner for use during the performance of the Services shall remain the property of the Owner and shall be delivered to the Owner upon request or upon completion of the Services, whichever is earlier.

Nothing in this Article shall prevent the communication to others of any Disclosed Information known to the Contractor or its representatives prior to such disclosure or lawfully obtained by the Contractor and its representatives other than by such disclosure, or which became public knowledge through no fault of the Contractor.

The Contractor shall not release any information to any third person with respect to the existence or terms of the Contract without the prior written consent of the Owner. This prohibition includes, but is not limited to, press releases, educational and scientific conferences, promotional materials, governmental filings, and discussions with lenders, investment bankers, public officials, and the media.

If the Contractor determines a release of such information is required by law, it shall notify the Owner in writing two (2) days before the time of the proposed release. The notice shall include the exact text of the proposed release and the time and manner of the release. If requested, the Contractor shall furnish to the Owner an opinion of counsel that the release of all the information is required by law. At the Owner's request and before the release, the Contractor shall consult with the Owner on the necessity for the disclosure and the text of the proposed release. In no event shall a release include information regarding the existence or terms of the Contract that is not required by law.

Should the Contractor use a Subcontractor for performance of any portion of the Services under the Contract, the Contractor shall require the Subcontractor to execute a confidentiality and nondisclosure undertaking in the same form as set forth in this Article.

ARTICLE 18

Security of Materials, Tools and Equipment

The Owner shall not be responsible for the loss of, or the security of, the materials, tools, or equipment of the Contractor or Subcontractors.

ARTICLE 19

Taxes

The Contractor shall pay all Commonwealth of Puerto Rico local taxes, transportation taxes, Federal taxes, and all charges or duties of any nature applicable to the Services. The cost of all such taxes, charges, and duties shall and are presumed to be included in the Contractor Sum as set out in the Contract, regardless of statements to the contrary. Contractor is made aware of sections 1143, 1147, and 1150 of the Puerto Rico Internal Revenue Code regarding certain tax withholding requirements, which the Owner must and will comply with.

ARTICLE 20

Non-assignability

The Contractor shall neither delegate his duty of performance nor assign, in whole or in part, his rights or obligations under the Contract without the prior written consent of the Owner, and any attempted delegation or assignment without such consent shall be of no force and effect. Subject to the restrictions contained in the preceding sentence, the Contract shall be binding upon their Contractor and the Owner, their successors and assigns.

ARTICLE 21

Termination

The Owner shall have the right to terminate the Contract in its absolute discretion upon one (1) day's written notice to the Contractor. In the event of such termination, the Owner shall have no obligation to the Contractor except the obligation to pay all costs actually incurred by the Contractor prior to the date of termination, provided; however, that in no event shall the Owner be obligated to pay an amount in excess of the Contract Sum, as set forth in the Contract. The provisions set forth in Articles 9, 10, 12, 16, 22, 25 and 29 shall survive termination of the Contract.

ARTICLE 22

Default

Section 22.A Contractor's Failure to Perform. If the Contractor neglects to prosecute the Services properly or fails to perform any provision of the Contract, the Owner, may, after five (5) day's written notice to the Contractor and his surety (if any), and without prejudice to any other remedy it may have under applicable law or in equity.

a) make good the deficiencies and deduct the cost thereof from the payment then or thereafter due to the Contractor, or

b) declare the Contractor in default under the Contract, terminate the Contract, and finish the Services by such means as the Owner sees fit.

In the event of such declaration of default and termination of employment of the Contractor under this Section, the Owner shall have no obligation to make any payments to the Contractor until the Services are completed.

An exercise by the Owner of any of its rights specified in this Article 22, shall not be deemed a waiver by the Owner of its right to recover damages or to exercise any other remedy it may have or a waiver by it of any rights relating to the Contractor's warranty for the portion of the Services therefore completed by the Contractor.

Section 22.B Owner's Failure to Perform. Should the Owner fail or refuse to pay the Contractor any payment within ten (10) days after it is due, the Contractor, if he is not in default of any of his obligations under the Contract, may stop work and terminate the Contract upon seven (7) days' prior written notice to the Owner. However, should the Owner make payment within the seven (7) days following this notice, the Contractor shall not have the right to stop work and terminate the Contract. In the event of termination by the Contractor under this Section, the Owner shall have no obligation to the Contractor except the obligation to pay all actual costs incurred prior to the date of termination, as full payment of the Contractor's Services provided through that date; provided, however, that in no event shall the Owner be obligated to pay an amount in excess of the Contract Sum, as set forth in the Contract. The acceptance of final payment by the Contractor shall be deemed to be a discharge and waiver by the Contractor of any and all claims and demands against the Owner for compensation or damages on account of any matter arising out of or

in connection with the Contract or the performance of the Services by the Contractor.

Section 22.C Waiver of Acts of Default. Any failure by the Owner at any time, or from time to time, to enforce or require the strict observance and performance of any of the terms and conditions of the Contract shall not constitute a waiver of such terms and conditions in any way, nor bar the Owner from thereafter insisting upon the strict observance and performance of such terms and conditions. After a default by the Contractor has occurred, failure of the Owner to terminate the Contract, or to pursue or give notice of its intention to pursue any available remedies, shall not constitute a waiver of any past, current or future default of the Contractor or be deemed an election not to subsequently pursue any available remedies with respect to any past, current or future default. The use by the Owner of one or more remedies available to the Owner, upon default of the Contractor, shall not be deemed an election not to pursue any other available remedies.

ARTICLE 23

Correction of the Services

Section 23.A Remedy of Defects. For a period of one (1) year from the date of acceptance by the Owner, or within such longer period required by law or the Contract Documents, the Contractor shall remedy defects in the Services performed, due to the following causes:

a) failure to comply with the Contract Documents;

b) failure to comply with applicable procedures;

c) failure to comply with existing regulations;

d) faulty materials, equipment, appliances, or other item; or

e) faulty workmanship.

Section 23.B Other Remedies. The remedies and warranties set forth in this Article 23 establish the minimum remedy or warranty available to the Owner for defects in the performance of the Services. If additional or more expansive remedies or warranties are provided by law, required by the Specifications or are provided by the Contractor in any written warranty, guarantee or undertaking, the Contractor shall be responsible for such additional or more expansive remedies or

warranties. The Contractor expressly agrees that any limitations or restrictions contained in any warranty provided by the Contractor shall not apply to the extent it is more limited or restrictive than the remedies or warranties under this Article or the Specifications. All remedies and warranties shall be construed as cumulative and not as a limitation or restriction on any other remedy or warranty.

Section 23.C Subcontractors. The Contractor shall, for the protection of the Owner, obtain from all Subcontractors, warranties in substantially the same form as required by this Article 23 and the Specifications, and shall require that the Subcontractor and Contractor be jointly and severally responsible to the Owner for compliance with the warranties. However, nothing herein shall limit the Contractor's responsibility to the Owner for the portion of the Services performed by Subcontractors.

ARTICLE 24

Owner Provided Tools

The Owner may, for the convenience of the Contractor, and on an exception basis, allow the Contractor to use miscellaneous tools owned by the Owner. The Contractor is not required to use such tools. However, if the Contractor elects to use such tools, the Contractor shall assure that its employees are properly trained in the use of the tools and the Contractor shall be responsible for determining the proper tools to use and the adequacy of the tools selected, including inspecting the condition of the tools prior to use. In the very rare and exceptional event that tools may be lent, Contractor shall follow the Owner's established process to borrow equipment and tools.

ARTICLE 25

Ownership of Work Product and Infringement Defense

All drawings, specifications, magnetic media, software, calculations and other work product ("Work Product") resulting from performance of the Services shall be the property of the Owner, with the Owner owning the copyright and all other rights with respect thereto. The Contractor hereby expressly assigns to the Owner the entire copyright and all other rights to the Work Product. All originals and copies of the Work Product shall be delivered to the Owner upon completion of the Services, termination or suspension of the Work or upon the written request of the Owner, whichever is earliest. The Contractor agrees to execute, and require the Subcontractors to execute, without further consideration, assignments or other documents that may be necessary to establish the Owner's ownership of the Work Product.

The Contractor agrees to defend or settle, at its expense, any claim against the Owner which alleges that the Work Product infringes any patent, copyright or other proprietary right of a third party and will pay all costs and damages finally awarded against the Owner in such claim, provided the Owner notifies the Contractor promptly in writing of any such claim and, at the Contractor's expense, assists in the defense of such claim. If, in the discretion of the Owner, the Contractor fails to promptly and timely commence such defense or thereafter to diligently and continuously prosecute such defense, the Owner shall be entitled to undertake such defense and settlement and the Contractor shall reimburse the Owner for all expenses incurred by the Owner in such defense or settlement, including reasonable attorney fees, which shall be in addition to the Contractor's obligation to pay all costs and damages finally awarded against the Owner. The Contractor's undertaking concerning patent infringement claims shall not apply to the extent the alleged infringement is the result of the design or other special requirement specified by the Owner.

ARTICLE 26

Delays and Extensions of Time

As used in this Article 26 and elsewhere in the Contract Documents, the term "Delays" shall mean hindrances or delays, whether avoidable or unavoidable.

The Contractor agrees to assume all risks of Delays in the progress, performance, and completion of the Services under the Contract and agrees that it shall have no right remedy for Delays except only Delays as the result of, or on account of, the specific causes set forth in the succeeding paragraph. With respect to those specific causes, the only remedy available to the Contractor shall be an extension of time for completion of the Services equal to that period of time lost as a direct result of such Delays.

If the progress, performance, or completion of any portion or portions or the whole of the Services is Delayed as the result of fire, flood, cyclone, hurricane, tornado, earthquake, or other similar catastrophe, or as the result of strikes, war, insurrection, riot or civil commotion, or by governmental act or regulation, or on account of any act or omission of others engaged by the Owner or on account of any act or omissions of the Owner, the Contractor may request an extension of the time for completion of the portion or portions of the Services directly affected by the Delay for a period equivalent to the time lost by the Delay.

No extension of time shall be granted for Delays on account of, or resulting from, weather conditions except only for the catastrophic weather conditions mentioned in the preceding paragraph, or interruptions to or suspensions of his work to enable other contractors to perform their work.

Should the Contractor contend that it is entitled to an extension of time for completion of any portion or portions, or the whole of the Services, under the provisions of this Article, it

shall, within forty-eight (48) hours of the occurrence of the cause of the Delay notify the Owner in writing of his contention, setting forth: (a) the cause for the Delay, (b) a description of the portion or portions of the Services affected thereby, and (c) any other pertinent information concerning the occurrence. The Contractor must make a subsequent written application to the Owner within forty-eight (48) hours after cause for the Delay has ceased to exist for the specific number of days of extension requested.

Regardless of the cause of Delay and whether or not any extension of time may be granted by the Owner, the Contractor agrees that it shall continue to perform all Services not directly affected by the cause of Delay and, with respect to such portion or portions of the Services as may be so affected, it shall take all reasonable measures to minimize the effect of the cause of Delay.

It is a condition precedent to the consideration of any claim for an extension of time that the requirements of the two preceding paragraphs be strictly adhered to in each instance and, if the Contractor fails to comply, it shall be deemed to have waived the claim.

Within seven (7) days after receipt by the Owner of the Contractor's written notice and application for a specific number of days of extension time, the Owner shall acknowledge in writing to the Contractor receipt of such notice. At the time of such acknowledgment, or within a reasonable time thereafter, the Owner shall approve or deny the Contractor's claim for an extension of time. If the Owner approves the Contractor's request, the Owner shall approve or modify the number of days of such extension requested by the Contractor. The Contractor shall furnish all information requested by the Owner to assist the Owner in making his decision.

Whether or not any Delay shall be the basis for an extension of time, the Contractor agrees that it shall have no claims against the Owner for an increase in the Contract Sum and no claim against the Owner for a payment or allowance of any kind for damage, loss or expense resulting from Delays, nor shall the Contractor have any claim for damage, loss or expense resulting from interruptions to, or suspension of, his work to enable other contractors to perform their work.

ARTICLE 27

Scheduling and Coordination

The Contractor shall commence and complete the Services in accordance with the sequencing and scheduling provisions of the Specifications or as otherwise directed by the Owner. The Contractor and all Subcontractors shall coordinate all Services, one with the other, so as to facilitate the general progress of the Services. The Owner shall have no duty, obligation, or responsibility to coordinate the Services of the Contractor or Subcontractors, but may assist in the coordination efforts by convening or attending progress meetings.

ARTICLE 28

Compensation

The Contract designates an estimated probable cost in relation to the Services, the Contractor shall provide written notification to the Owner and obtain the Owner's approval before proceeding should the Contractor determine at any time during its performance of the Services that the designated estimated probable cost will be exceeded.

Compensation as provided in the Contract Documents constitutes the entire compensation to the Contractor for full performance of the Services and includes payment for all overhead costs, profit, expenses and taxes.

ARTICLE 29

Right to Audit

During the term of this Contract and for a period of three (3) years after final payment by the Owner, the Contractor's Records (as defined below) shall be open to inspection and subject to audit and reproduction by the Owner or the Owner's agent or representative to the extent necessary to adequately permit evaluation and verification of charges related to the Contract, including any invoices, change orders, or claims submitted by the Contractor to the Owner pursuant to the Contract. The Records shall include, but not be limited to, accounting records, written policies and procedures, subcontract files (including those pertaining to unsuccessful bidders for any Services assigned to or performed by any Subcontractor); estimates (including any worksheets); correspondence; change order files; and back charge logs and supporting documentation.

The Contractor shall include in all its subcontracts and material supply contracts a provision similar to the foregoing granting the Owner or the Owner's agent or representative the right to inspect, audit and reproduce the Records of the Contractor's Subcontractors and material suppliers. The Contractor will cooperate fully, and will cause all of its Subcontractors and material suppliers to cooperate fully, with the Owner.

ARTICLE 30

Titles

The titles of the Articles and Sections of these General Conditions are for general information and reference only, and these General Conditions shall not be construed by reference to such titles.

ARTICLE 31

Governing Law and Forum

The Contract shall be interpreted in accordance with and governed by the laws of the Commonwealth of Puerto Rico. Any suit or action arising out of a dispute under the Contract, performance of the Services or otherwise, shall be brought only in the courts of the Commonwealth of Puerto Rico. Both parties hereby submit to the jurisdiction of any competent court of the Commonwealth of Puerto Rico.

GENERAL REQUIREMENTS

FOR

LILLY DEL CARIBE, INC.

CONSTRUCTION AND SERVICE CONTRACTS

TABLE OF CONTENTS

SECTION 01040
ADMINISTRATIVE PROVISIONS

PART 1 – GENERAL

1.01 CONTRACTOR SUPERVISION AND COORDINATION

A. Designate a superintendent who shall represent the Contractor on the job site. Directions given to the superintendent shall be as binding as if given to the Contractor.

B. Separate supervision, equipment, materials, and employees shall be required for fixed bid contracts if the Contractor is presently doing time-and-material work at the same plant.

C. Man, schedule, and supervise the work to meet the construction schedule.

D. Purchase and schedule delivery of materials and let subcontracts to meet the construction schedule.

E. Inspect the work of other contractors which precedes your work and upon which your work depends. Reports to the Owner deviation from Contract Documents. Commencement of work on substrate constitutes Contractor's acceptance of other contractors work.

F. Cooperate and schedule work with other contractors and Owner to facilitate general progress of project.

G. Notify Owner of conditions that could delay work.

1.02 PROJECT MEETINGS

A. As requested by the Owner, meetings will be held to review and coordinate various phases of the Work. Each contractor shall be represented by persons with full authority to act on matters pertaining to the Work

B. To the maximum extent practicable, assign the same person or persons to represent the Contractor at project meetings throughout the construction period.

1.03 SUBMITTAL

A. General

1. Submit to Owner shop drawings, manufacturers pamphlets, test reports, and samples required by specification sections.

B. **Contractor's Responsibilities**

1. Verify field measurements.

2. Verify compliance with Contract Documents.

3. Contractor's responsibility for errors and omissions in submittal is not relieved by Owner's review of submittal.

4. Contractor's responsibility for deviations in submittal from requirements of Contract Documents is not relieved by Owner's review of submittal, unless Owner gives written acceptance of specific deviations.

5. Notify Owner, in writing at time of submission, of deviations in submittal from requirements of Contract Documents.

6. Obtain approval of submittal from the Owner before beginning either fabrication of installation.

C. **Submission Requirements**

1. Submittal shall include:

   a. Project title, number, and date

   b. Owner Engineer's name

   c. Name of item

   d. Field dimensions, clearly identified as such

   e. Specification reference

   f. Contractor's stamp, initialed or signed, certifying his review of submittal and verification of compliance with Contract Documents.

2. Submit number of copies, which Contractor requires for distribution plus 2 copies for Owner. Submit shop drawings where required as one blue line print and one reproducible transparency.

3. Submit corrected shop drawings for record..

4. Use corrected shop drawings in the shop and in the field.

1.04 DISCIPLINE ON OWNER'S PROPERTY

A. Gambling

1. Gambling or the sale of gambling devices is not permitted on the Owner's property and will be considered as sufficient grounds for immediate removal from the Owner's premises.

B. Addictive Substances

1. Possessing, using, or being under influence of alcohol or an illegal or mind-altering substance While on Owner's property will be grounds for immediate removal from Owner's premises.

C. Firearms

1. Bringing firearms onto the Owner's property, possessing or using firearms while on the Owner's property will be grounds for immediate removal from the Owner's premises.

D. Selling

1. Selling, raffling of any kind is not permitted.

2. Distribution of printed matter is not permitted.

E. Photographs of Owner's facilities

1. Contractors employees or their agents shall not photograph, video tape, or reproduce any of The Owner's property or facilities without express written permission from the Owner (Officer or above).

F. Behavior

1. Flagrant or insubordinate behavior while on Owner's property will be grounds for immediate removal from the Owner's premises.

1.05 USE OF OWNER'S FACILITIES

A. **Cafeteria Services**

1. Owner's cafeteria services are not available to Contractor's employees. Exceptions to this provision for contractor field office personnel (management) may be authorized by the Owner. Designate an arc acceptable to the Owner in which lunches must be eaten. Keep the premises clean.

B. **Toilet Facilities**

1. Toilet facilities will not be available to Contractor's employees unless special arrangements are made with the Owner.

C. **Contractor's Employee Parking**

1. Contractor's employees shall park in areas designated by the Owner.

D. **First Aid Treatment**

1. Each contractor shall provide first-aid facilities. Owner's first-aid facilities are available in an emergency.

2. A record of treatment by the Owner will be maintained by the Owner's industrial medicine department.

3. Where further treatment is indicated, the Contractor's supervision will be asked to arrange for transportation to a physician of the Contractor's choice.

4. Where further emergency treatment is required, call Owner's plant security who will notify Owner's first-aid facilities and request an ambulance. Contact the Owner's construction coordinator immediately after talking with Plant Security.

1.06 OBSERVATION OF UNSAGE ACTS

A. If a situation poses an imminent hazard to a person or an immediate, serious threat to Owners facilities, take necessary action (eg. Stop the unsafe practice; secure the area).

B. In all cases, see that the Owner and Contractor supervision is notified.

1.07 CONTRATOR'S BEHAVIOR WHILE IN OWNER PRODUCTIONS AREAS

A. Contractor's personnel (all levels) should wear no watches, jewelry, or other cosmetic accessories.

B. No smoking or eating is allowed (including chewing gum).

C. All work must be coordinated through production area's supervision. When work is completed production supervision should also be notified.

D. Contractor must comply with areas safety regulations (eg., safety goggles, ear plugs, safety shoes, etc.).

1.08 ASBESTOS CONTAINING MATERIAL NOT ALLOWED IN NEW PRODUCTS

A. Product containing asbestos shall not be used for new construction or renovation at Owner's facilities. If a contractor installs a product containing asbestos, the contractor shall remove that product at contractor's expense using an asbestos removal contractor approved by the Owner and shall replace with asbestos free product.

1.09 SURVEYING/RECORDING

A. Working from established lines and levels at or near Project site, the General Contractor shall establish and maintain dependable reference lines for horizontal and vertical control. Calculate dimensions and measure for layout of work; do not scale the drawings. Maintain surveyor's log of layout work. Record deviations (if any) from drawing information on existing conditions, and review with Owner at time of discovery. Furnish a copy of that log to Owner upon completion of work.

B. Engage a registered land surveyor to perform services specified in this article.

1.10 REPAIR OF EXISTING CONSTRUCTION

A. Restore to original condition any construction or facility which may be damaged by the Contractor's operation.

B. Shore excavations which might threaten damage to existing or new construction.

1.11 DETAILES APPLICABLE TO NEW AND TO EXISTING STRUCTURES

A. **Except as Indicated**

1. Drill masonry and concrete for conduit and pipe sleeves with a rotary masonry drill.
2. Sleeve floor penetrations, except grating or floors on grade, with steel pipe extending 4" above floor.
3. Sleeve wall penetrations except electrical conduits.
4. Grout conduit and sleeves in place with non-shrink grout to make tem watertight. Weld sleeves watertight to metal floor.
5. Drill no holes in structural steel members without approval of the Owner.
6. Place expansion shields in concrete beams and joists in the side and minimum of 4 inches above the bottom.

7. Roof penetrations must include curb, flashing, counter-flashing, and a watertight joint between the curb and the roofing membrane. Obtain Owner's approval of details before penetrating existing roofs.

1.12 CONSTRUCTION LOADS ON STRUCTURE

A. The structure has been designed to support loads of the fished buildings. No provision has been included for loads of construction equipment unless so shown on Drawings.

B. If Contractor wishes to place on part of structure loads which may be in excess of the design loads, he shall obtain Owner's approval. The Owner may required drawings and calculations prepared by a registered structural engineer.

C. Include the cost of this engineering in the lump sum bid for the work.

1.13 INSTALLATION OF UTILITY SERVICES

A. Install utility services to meet rules and regulations of, and coordinate the work with each utility company.

1.14 PUMPING AND DRAINAGE

A. Remove water from excavations and trenches required for your work.

B. Remove water flowing into the building or into any other contractor's excavations from your excavations or trenches.

1.15 CLEANING-UP

A. Each contractor shall remove his shipping containers, packing material, and debris from the job site weekly, and legally dispose of them off the Owner's property.

B. Broom clean and or mop building interiors and exterior paved surfaces and rake clean other surfaces of grounds during the project as required by the Owner. Maintain area clean all the time, especially at the end of each working day.

1.16 RECORD DRAWINGS (AS-BUILT)

A. Maintain complete and separate set of drawings furnished by Owner on which Contractor shall accurately and promptly note all changes, additions and revisions to accurately document the as-built condition of his work as work progresses.

B. As-built markups shall be made in red ink or red felt tip marker and shall be clear, concise, and fully legible.

C. Each contractor shall submit this set of drawings to the Owner upon completion of the Work.

1.17 INVOICING INSTRUCTIONS

A. **On or before the 15th of each month, submit an invoice to the Owner for charges accumulated to date from last invoicing.**

B. **Billing details for Time and Material Contracts.**

1. **Labor amounts**

   a. Include signed Time Sheets, Owner's Form 09 DS 9018, supply by the Owner, with the invoice.

   b. Submit these Time Sheets to the Owner for signature within three (3) of the Owner's working days after the week represented.

2. **Material Amounts**

   a. Include originals of tickets signed by Owner.

   b. Include copies of material suppliers invoices signed by Owner showing earned discounts secured.

   c. Petty Cash purchases made by the Contractor, must comply with section a, above.

   d. Purchases made by the Contractor to two different Owner jobs, one o f the Owner's jobs may get an invoice copy, provided it bears an original signature by the Owner's representative on the face of the invoice copy.

3. **Mayor Equipment Rental Amounts**

   a. Include copies of rental equipment invoices showing the time period and rental charges for each, when rental of the equipment began and when it was completed, properly signed by the Owner.

   b. For equipment or tools rented by the Contractor from a supplier include documentation signed by the Owner indicating when rental of the equipment or tool began and when it was completed. Also include a copy of the invoice from the supplier.

4. **Enter Lilly job number, contract number, project description and project number, department account number, if applicable, on all invoices as indicated by Owner.**

C. **Billing Details for Fixed Price Contracts**

1. The invoice shall be for 90% of value of labor and materials incorporated into the work or suitably stored at the project at the end of the preceding month less the aggregate of all previously submitted invoices.

2. The contractor's invoice shall be in the following form showing a breakdown of the contract sum into various categories of the work:

Category of work	$ Dollar Amount	% Percent Complete	Billing to date
________	________	________	________
________	________	________	________
________	________	________	________
Totals	________	________	________
Change Orders Through #_____	________	________	________
Totals	________	________	________
Less 10% retained			________
Less previous billing			________
Total this invoice			________

3. Final Invoices for the contract will be submitted no more than sixty (60) days after the completion of the work. Contractor will write "Final Invoice" in the face of the invoice.

4. Within 30 of the Owner's working days following the receipt by the Owner of the Contractor's monthly invoice, and if the Contract is not ins default of his obligations under the contract, the Owner shall pay the Contractor the invoice amount.

5. If the Contractor is not in default of his obligations under the contract, final payment shall be due 30 days after the Owner's acceptance of the work as fully completed. However, the Owner shall have no obligation to make final payment until the Contractor has submitted evidence satisfactory to the Owner that all payrolls, material bills, Subcontractors invoices, and other indebtedness connected with the work have been fully paid.

1.18 ABBREVIATIONS

AASHO	American Association of State Highway Officials
ACI	American Concrete Institute
AISC	American Institute of Steel Construction
AISI	American Iron and Steel Institute
AMCA	Air Moving and Conditioning Association
ANSI	American National Standard Institute
API	American Petroleum Institute
AREA	American Railway Engineering Association
ARI	American Refrigeration Institute
ASHRAE	American Society of Heating, Refrigerating, and Air Conditioning Engineers
ASME	American Society of Mechanical Engineers
ASTM	American Society Testing Materials
AWS	American Welding Society
AWWA	American Water Works Association
CRSI	Concrete Reinforcing Steel Institute
FM	Factory Mutual
IEEE	Institute of Electrical &Electronics Engineers, Inc.
IRI	Industrial Risk Insurers
ISA	Instrument Society of America
MSS	Manufacturing Standards Association
NEC	National Electrical Code
NEMA	National Electrical Manufacturers Association
NFPA	National Fire Protection
SAE	Society of Automotive Engineers
SDI	Steel Deck Institute
SMACNA	Sheet Metal and Air Conditioning Contractors National Association, Inc.
SSPC	Steel Structures Painting Council
UBC	Uniform Building Code
UL	Underwriter's Laboratories, Inc.
UMC	Uniform Mechanical Code
UPC	Uniform Plumbing Code

SECTION 01500
TEMPORARY FACILITIES AND CONTROLS

PART 1 – GENERAL

1.01 TEMPORARY UTILITIES

A. Temporary utility services required for the Work shall be arranged with the Owner.

B. Each contractor shall install and protect his individual temporary lighting and power circuits in accordance with NEC Article 305 and Section 210-8. Ground temporary circuits and temporary equipment.

1.02 CONSTRUCTION AIDS

A. Weather Enclosures

1. Contractor shall provide necessary temporary weather-tight enclosures required to protect the work.

B. Shoring

1. Shore excavations which may threaten damage to existing or new construction.

1.03 BARRIERS

A. Barricades and Obstruction Lights

Each contractor shall provide and maintain adequate barricades around obstructions and excavations resulting from his Work. Where these obstructions and excavations occur at an area crossed by the public or the Owner's personnel, install warning lights on the barricades. Also barricade and light entrances and accessed to the roadways or walks where these obstructions and excavations occur.

1.04 SECURITY

A. Working Hours

1. Normal working hours for the project shall be established by mutual agreement of the Contractor and the Owner. Make arrangements with the Owner for work to be performed at times other than the agreed upon hours.

B. Security of Company Products

1. The Owner's product and containers shall be handled only by the Owner's employees.
2. Employees of the Contractor shall remain in their respective Work areas except in going to and from those areas.
3. Contractors employees shall stay in marked aisles when passing through production areas on the way to and from Work areas.

C. **Security Regulations**

1. The Owner reserves the right to impose security regulations. These may include but are not limited to:

   a. Badge system with badges provided by Owner and worn in plain sight by contractor employees.

   b. A personal property or tool pass system. A one day pass system or an specific time system.

   c. Automobile inspection, personnel inspection, and any other inspection while in the Owner's premises, or when coming in or going out of the premises.

1.05 TRAFFIC CONTROL

A. Contractor employees, equipment, and materials shall enter and exit through entrances designated by Owner.

B. These employees may be required to sigh in and out and wear the Owner's visitor badges.

C. Observe Posted Speed Limits.

D. Notify Owner at least ten (10) working days prior to the temporary or permanent blocking of any street, highways, sidewalks, or parking lots.

1.06 SIGNS

A. Signs shall not be erected on the job site without the Owner's approval.

1.07 STORAGE FACILITIES

A. **Storage Facilities**

1. Contractor shall provide facilities for the storage and protection of his equipment and materials at the project site. The storage areas shall be kept neat and clean and located as directed by the Owner.

1.08 WORK AREAS

A. Contractor shall set up work areas and benches where directed by the Owner. Contractor shall protect adjacent permanent Work and property against damage due to his operations and shall thoroughly clean and renew the area when the work benches and tools are removed.

B. Provide positive protection for floor and other surfaces since oil and grease stains may necessitate replacement of a concrete slab or other surface by the contractor responsible for the stain.

SECTION 01550
SAFETY INSTRUCTIONS

PART 1 – GENERAL

1.01 GENERAL

A. Observe posted safety rules.

B. Emergency rescue: In an emergency notify the Lilly plant security headquarters.

C. Smoking and matches

1. Smoking is prohibited at all times in all areas.

2. Never carry or use the common kitchen match, liquefied petroleum gas lighter (disposable butane lighter), or lighter not equipped with cover to avoid accidental lighting.

D. The Owner will provide proper fire extinguisher where required. The Contractor shall notify the Owner whenever an extinguisher has been used.

E. Horseplay and trickery are forbidden while on Owner's property.

F. Take special interest in good housekeeping practices to prevent fire and personal injury.

G. Do not operate pressure or powered equipment without approval of Owner.

H. All tank trailers or dry box trailers (office trailers, warehouse, tool room trailers) require secondary support. This is met by either a tractor attached to the trailer or a wooden pallet cube. See Owner's Engineering Technical Guidance 01562.

I. Contractors have the responsibility to investigate their own accidents and incidents. Owner will be involved only when:

- Owner employees are directly involved (working with or affected contractors).
- Owner's employees are directly and seriously threatened (not theoretically threatened).
- Failure of Owner's equipment or facilities appears to be a substantial contributing factor to the accident.

1.02 HAZARDOUS AREAS

Certain areas of the Owner's buildings and plant sites handle highly flammable or explosive solvents or both.

A. Comply with safety requirements applicable to hazardous locations as defined in the National Electrical Code.

B. Open fires, welding arcs, lighted tobacco, motorized vehicles, non-explosion proof equipment and spark-producing tools are prohibited in Hazardous Areas unless specifically excepted by the Owner.

C. If the work includes welding or other prohibited operations in Hazardous Area, obtain an "Open Flame Permit" from the Owner.

D. An area classified as "Safe" by the Owner at a time during construction may be upgraded to "Hazardous" as a production department occupies that area.

E. All persons (excluding electricians) entering Hazardous Areas must wear grounded shoes or static straps which dissipate static electricity.

1.03 OPEN FLAME PERMIT

A. Requirement

1. An Open Flame Permit, Lilly Form 09 DI 9326 (RED TAG), is required for operations including welding, cutting gas torches, and lead pots in all areas except new construction areas designated "Safe" by the Owner and established welding booths.
2. A fire watch is needed for these operations in all areas whether "Safe or Hazardous".
3. The Open Flame Permit is also required when using any spark-producing tool in an area marked "HAZARDOUS".
4. Open Flame Permit is also required when opening any explosion proof electrical equipment in any area except new construction not yet in use.
5. Each Permit is valid only on the date issued.

B. Procedure (Contractor's Responsibility)

1. Obtain the Red Tag from the Owner (field Engineer or Coordinator).
2. See that each workman using this Permit understands and follows these sagety instructions.
3. Obtain required signatures from Owner (department concerned) and the Contractor's mechanic.
4. Before starting any work requiring an Open Flame Permit, display the fully signed Permit prominently at the job location.
5. Follow the instructions on the back of the Permit.
6. If there is a question of safety, contact the Owner for a further check of the area.

C. Owner's Responsibility

1. Provide the blank Red Tag forms where needed.
2. Register cards issued with the Plant Security Department.

3. Introduce Contractor to those whose signatures are necessary in each building or area and assist in obtaining signatures when necessary.

1.04 POWDER ACTUATED FASTENING TOOLS

A. Description

1. Powder actuated tools use an explosive charge to install the fasteners. Extreme caution should be taken while using these tools.

A. Requirement

1. Complete two copies of the instructions for the Use of a Powder Actuated Tool, (Lilly Form 00 NS 9211) prior to operating a powder actuated tool.

2. An Open flame Permit is also required when using this spark-producing tool in an area marked "HAZARDOUS".

B. Procedure (Contractor's Responsibility)

1. Obtain the form from the Owner (field Engineer or Coordinator).

2. See that each workman using a powder actuated tool understands and follows these Safety Instructions.

3. Before any powder actuated tools are used, have the form signed completely by the Contractor's mechanic and the Owner.

4. Follow the instructions on the form.

5. If there is a question of safety, contact the Owner for a further check of the area.

1.05 CONFINED SPACE ENTRY PERMITS

A. Requirements

1. A Confined Space Entry Permit, Lilly form 09 DK 9089 (Orange Tag) shall be required to enter into a confined space. Examples include, but are not limited to tanks, stills, reactors, boilers, pits, silos, ventilation and exhaust ducts, sewers, pipelines, tunnels, vats, degreasers, ditches, and other confined non-ventilated spaces.

2. Each permit is void for one work-shift only.

3. The contractor must provide a trained attendant for any Confined Space Entry.

B. Procedure (Owner's Responsibility)

1. Verify that the Contractor understand the Owner's Confined Space Entry Procedure.

2. Provide Confined Space Entry Procedure to the Contractor.

3. Assist in obtaining signatures for the Confined Space Entry Permit.

4. Receive training documentation from Contractor.

C. Procedure (Contractor's Responsibility)

1. Obtain Confined Space Entry Permit from the Owner.

2. Train each workman performing Confined Space Entry Operations, including attendants, on Owner's Confined Space Entry Procedures.

3. Document this training and provide a copy of the documentation to the before work starts. Documentation must include, at a minimum, the date, the nature of the training, who performed the training and the signature of any workman acknowledging the training prior to entering any confined space.

4. See that each workman using this permit understands and follows these procedure.

5. Before any confined space work starts, have Permit Completely signed by the operating department representative as well as the person(s) entering the space. Display fully signed permit prominently at job location.

6. Follow instruction on Permit.

7. Provide equipment necessary for compliance with Owner's Confined Space Entry Procedures.

1.06 ISSUANCE AND CONTROL OF EXPLOSION-PROOF ADAPTERS

A. Open Flame Permit, Lilly 09 NI 9326 (Red Tag) is required when it is necessary to operate general purpose equipment in Hazardous area.

B. No explosion-proof adapters are permitted, only regular explosion-proof gadgets will be used.

1.07 GAS CYLINDERS

A. Handling and Storage

1. Gas cylinders are potentially hazardous. Exercise caution when handling.

2. Containers requiring valve protecting caps must have such caps securely in place, except when the cylinders is in service.

3. Secure compressed gas cylinders by a chain, clamp, or other suitable means to prevent them from falling or moving.

B. **Liquefied Petroleum (LPG)**

1. LPG may not be used on Owner's property without specific approval from the industrial Health and Safety Department.

2. New LPG systems installations must be inspected and approved by the Owner.

3. Do not store LPG inside any building. Only cylinders actually in use will be allowed in any building. Cylinders on LPG powered trucks are considered "in use" and may be left on the trucks at night and weekends, with the cylinder valve closed.

1.08 EQUIPMENT LOCKOUT

A. When working on power driven equipment, padlock the safety disconnect to prevent accidental starting. Notify the Owner that the padlock has been installed.

B. When working on feeder circuits, lock the device protecting the circuit in the oof postion and install a "HOLD TAG".

1.09 STORAGE OF VOLATILE AND COMBUSTIBLE MATERIAL

A. Do not store paint, solvents, thinners, or similar volatile and flammable material inside the Project buildings during construction except in areas protected by operable sprinklers.

B. Do not store large quantities of combustible materials or large quantities of materials in combustible containers except in areas protected by operable sprinklers.

C. Storage of small quantities of such materials may be allowed in non-sprinklered areas only when all such materials will be incorporated in the Work during the current week.

D. Do not store combustible materials in non-sprinklered Project buildings over weekends or holidays.

E. Post warning signs on four sides of storage areas for combustible material.

F. Maintain one 20 pound minimum all class dry powder extinguisher in a conspicuous place immediately adjacent to each volatile (flammable) and each combustible material storage area.

1.10 HAZARD COMMUNICATION STANDARD

A. **The OSHA Hazard Communication Standard requires companies to inform contractors of each hazardous chemical to which their employees may be exposed.**

B. **Owner Responsibilities**

1. Determine manufacturing areas Contractor personnel will be required to enter.

2. Inform Contractor's highest level of job site supervision of hazardous chemicals, related protective measures and Material Safety Date Sheets (MSDS) covering hazardous materials his employees may come in contact with during work.

C. **Contractor Requirements**

1. Before commencing work Contractor must contact Owner to obtain hazard information. Communicate Owner's hazard data to Contractor personnel.

2. OSHA Hazard Communication Standard also applies to contractor personnel who bring/gave/use hazardous chemicals on Owner property. Identify hazardous chemicals to Owner before bringing onto Owner property and provide necessary safety precautions.

D. **Hazardous chemical information and unpublished technical data contain confidential information which is covered by Owner-Contractor confidentiality agreement.**

PART 1 – GENERAL

1.01 PRODUCT DELIVERY

A. Purchase material and equipment in time to complete Contractors work as required in the agreement.

B. Take prompt and decisive action in expediting deliveries.

C. Keep Owner advised of delivery dates and any changes which may affect progress of the Work.

D. Determine that materials and equipment received are correct, suitable, and in accordance with Drawings and Specifications.

PART 2 – PRODUCTS

2.01 QUALITY

A. Furnish and install new materials and equipment for the Work unless otherwise specified.

PART 3 – EXECUTION

3.01 PRODUCT STORAGE AND HANDLING

A. Storage

1. Provide storage of material and equipment at job site.
2. Protect material and equipment against entrance of dirt and weather damage.
3. Keep materials and equipment well clear of contact with ground.
4. Store instrumentation and control components in weather protected areas.

B. Handling

1. Handle properly to prevent damage.
2. Move material and equipment in original or containers from storage are to point of installation.
3. Provide for rigging of equipment and materials supplied.

SECTION 01650
OWNER FURNISHED PRODUCTS

1.01 GENERAL

A. The Owner furnished products List is a complete list of Owner furnished items. Materials and equipment required by Drawings and Specifications and not found in this list are to be furnished by the contractor responsible for that portion of project.

1.02 OWNER'S RESPONSIBILITIES

A. Expedite delivery of Owner furnished materials and equipment with supplier.

B. Provide installation drawings and instructions.

C. File claims for transportation damages.

D. Obtain guarantees and warranties.

E. Provide to Contractor anticipated vendor shipping dates.

1.03 CONTRACTOR'S RESPONSIBILITIES

A. Inform Owner of priorities of materials and equipment needs and coordinate their receipt needs with construction schedule and the Owner.

B. Promptly inspect delivered equipment and report damaged of defective items.

C. Storage

1. Unload and store material and equipment at job site.

2. Protect material and equipment against entrance of dirt and weather damage.

3. Keep materials and equipment well clear of contact with ground.

4. Store instrumentation and control components in weather protected and temperature controlled areas.

D. Handling

1. Handling at site, including unloading, uncrating and storage. See Owner furnished equipment list for items previously received at site.

2. Move is original cartons or containers from storage area to point of installation.

3. Unwrap and unpack as required.

4. Each contractor shall provide for rigging of Owner-furnished equipment and materials supplied under his contract.

E. Install equipment as noted in appropriate sections, Part 3, Execution.

F. Repair or replace as directed by Owner items damaged as a result of Contractor's operations.

1.04 LIST OF OWNER FURNISHED EQUIPMENT

A. An Owner furnished product list follows this section. Shipping dates in the Owner-furnished products list are anticipated dates based on information available to Owner on dates list was prepared.

1.05 TESTING OF LIFTING EQUIPMENT

A. Insure that cranes and hoists can handle their loads. Damaged process equipment requires up to two years replacement time. The Owner may require testing with dummy load.

1.06 SPECIAL HANDLING INSTRUCTIONS

As Needed.

PART I – GENERAL

1.01 CLEANING-UP

A. At the completion of the Project, the Contractor shall vacuum and wet mop building interiors, broom clean exterior paved surfaces and rake clean other surfaces of grounds.

B. Each contractor shall remove his temporary office and storage facilities, telephones, and utilities from the job site at the completion of the Project.

1.02 GUARANTEES, WARRANTIES, BONDS AND AFFIDAVITS

A. Contractor shall secure and furnish to the Owner written guarantees, bonds, and affidavits called for in the specifications or normally provided by equipment and material manufacturers.

1.03 PROJECT RECORD DRAWINGS

A. Upon completion of the Work, but before the final invoice is submitted, provide the record drawings to the Owner as specified in Section 01040, Administrative Provisions.

1.04 MAINTENANCE DATA AND OPERATING INSTRUCTIONS – CONTRACTOR FURNISHED EQUIPMENT

A. Each contractor shall submit to the Owner 3 bound copies of complete instructions on the operation, care, and maintenance of each piece of equipment and each system provided under his contract. Include frequency of inspection, cleaning, lubrication, adjusting, manufacturer's catalogs, recommended spare parts list valve charts, operating maintenance, instructions, catalog cuts, wiring diagrams and approved shop drawings. Do not include (or strike out in neat manner) data not pertinent to the actual installation.

B. Furnished qualified personnel to instruct the Owner in the maintenance and operation of all equipment and system. Contractor shall remain on the job until such instruction is complete.

C. Provide a list of manufactured materials. Include the manufacturers name, model number, and name of installer.

D. Provide a list of subcontractors. Include the subcontractor name, name of subcontractor representative, subcontractor'' telephone number, and the work performed or material supplied.

1.05 DISPOSITION OF SURPLUS ITEMS

A. Upon completion of the Work, any surplus materials, equipment or supplies purchased by Contractor for the performance of the Work and for which Contractor has been reimbursed shall be sold or otherwise disposed of as Owner shall direct. The Proceeds from the sale thereof shall reimbursed to Owner.

1.06 FINAL INSPECTION

A. When advised by the Contractor that the Work has been completed, the Owner will inspect the Work. If the Owner determines that the Work has been completed in accordance with the Contract Documents he will accept the Work in writing.

B. Upon receipt of this acceptance Contractor shall submit his final invoice including amount retained.

1.07 CONTRACT CLOSEOUT LIST

A. Upon completion of the work and before submitting final invoice for amount retained release, the following items shall be completed to the satisfaction of the Owner as required by the Specifications:

1. Badges – return
2. Punch List – complete
3. Record Drawings – submit
4. O & M Manuals – submit
5. Start Up and Training Sessions – complete
6. Warranties/Guarantees – submit
7. Extra Stock – deliver
8. Outstanding Change Proposal – submit
9. Final Change Order – signed
10. Back-charge – paid
11. Inspection Certificate/test reports – submit
12. Insurance Form – submit
13. Clean Up – complete
14. Certificate of Substantial Completion – submit
15. Return of any radios issued to the Contractor's supervision - complete

Anejo B

EVALUACION AMBIENTAL de CONTRATOS[1]

TODO DERRAME DEBE SER NOTIFICADO INMEDIATAMENTE A LA EXTENSIÓN 343

Descripción detallada del proyecto (si es necesario para proveer detalles adicionales del proyecto puede añadir/incluir documentos de apoyo (ej. diagramas))

Process Engineer - Purification Area/Bldg.

Ingeniero(s) y/o Coordinador(es) responsable(s) por el proyecto (incluya número de extensión y número de celular para cada persona):

Nombre	Extensión	Número de Célular
Joseph Franchville	X5817	467-9006

Información básica sobre el Contratista

Compañía: Plaza Consulting Group, Inc. dba PharmaServ

Persona responsable por el Proyecto Eric Arocho

Teléfonos (s) para contactarle: 787-257-2317

Teléfono en caso de emergencia: 787-278-2709

Itinerario del Proyecto

[1] El Ingeniero responsable del proyecto debe mantener el original de este documento en sus archivos.

El proyecto se extenderá **desde:** Oct, 06 **hasta:** Nov, 07 Sea específico (mes/día/año).

El proyecto se trabajará durante (favor de indicar todas las que apliquen):

☒ Semanas (L-V) ☒ Fin de Semana ☒ "Shutdown" ☒ Día ☒ Noche

Localización del Proyecto

(Marque la localización en el plano de la planta a la cual corresponda, incluya diagramas detallados de ubicación)

Especifique si este proyecto se llevará a cabo en: ☐ Exterior ☒ Interior ☐ Techo

Especifique la planta y lugar dentro de la planta donde será el proyecto:

☐ PR01 ____________________

☐ PR02 ____________________

☒ PR05 Purification Bldg.

Alcance del Proyecto (favor de hacer referencia a las páginas 2 y 3 para los requisitos específicos)

Para definir el alcance del proyecto indique todas las tareas y/o actividades que apliquen:

☒ Trabajos de Oficina	☐ Transporte de materiales	☐ Plomería
☐ Limpieza	☒ Consultoría	☐ Equipos para descartar
☐ Aplicación de Pintura/Sellador/Adhesivos	☐ Mecánica	☐ Reciclaje
☐ Soldadura	☐ Generación de Desperdicios	☐ Pasivación/Limpieza Química
☒ Validación	☒ Adiestramiento	☐ Instalación de equipo/tubería(indique) ______
☐ Demolición/Remodelación **	☐ Mantenimiento de equipo	☐ Intervención a un equipo/estructura existente ______
☐ Excavación **	☐ Movimiento de Terreno	☐ Otro ______
☐ Construcción**	☐ Carpintería	
☐ Reparación	☐ Muestreo/Análisis	

Iniciales/Fecha Encargado [initials] , 10-12-06

** Es requerido indicar localización en el plano de la planta

Substancias

Incluya copia del Material Safety Data Sheet (MSDS) y el formulario aprobado para cada sustancia del Dept. de Salud, Seguridad Ocupacional y Asuntos Ambientales que planifique utilizar en el proyecto. Mantenga en el proyecto los MSDS y subraye para cada sustancia el nombre, primeros auxilios e instrucciones en caso de derrame.

Sustancia	Previamente utilizada en un proyecto (Sí/No)
	N/A

Lugar exacto donde se va a utilizar y/o almacenar estas sustancias. Marcar en el plano ________

Impacto Ambiental

¿El proyecto generará ruido?	☐ Sí ___ dB	☒ No
¿Se generará aguas residuales que descarguen la Planta de tratamiento?	☐ Sí	☒ No
¿El proyecto es en el área exterior?	☐ Sí	☒ No
¿El proyecto generará desperdicios?	☐ Sí	☒ No
¿El proyecto generará emisiones al aire?	☐ Sí	☒ No

Iniciales/Fecha Encargado________/ ________

** Es requerido indicar localización en el plano de la planta

Evaluación de permiso ambientales requeridos por el proyecto

Área de capa vegetativa impactada= ___ pies^2 N/A

Estimado de número de cajas (*dumpster de 20 yd^3*) por semana= ______

Generación de Desperdicios (indique todos los que aplique)

☐ Peligrosos	☐ Asbesto
☐ Basura Doméstica	☐ Plomo
☐ Aceite Usado	☐ Metal
☐ Biomédico	☐ Papel
☐ Cartón	☐ Aguas Residuales
N/A	☐ Otro ______
	N/A

Localización exacta del almacenaje de los desperdicios (indicar localización en el plano de la planta):

N/A

Cada proyecto / tarea es necesario coordinarlo con la(s) áreas que aplican:

☐ Dept. Ambiental: ______

☐ Utilidades: ______

☐ Mantenimiento: ______

☐ Planta de Tratamiento: ______ N/A

☐ Ingeniero de Proyecto: ______

☐ Facilidades ______

Iniciales/Fecha Encargado ___ / 10-12-06

** Es requerido indicar localización en el plano de la planta

Plan de Trabajo - Aspectos de Salud y Seguridad

Programa de Seguridad de Contratistas

Contratista: Plaza Consulting Group, Inc.

Proyecto/Trabajo: Process Engineer PR-05

Descripción: Purification Building.

Supervisión del personal contratista mientras está en la facilidad (nombre): Eric Arocho

Empleado del Contratista responsable por la salud y seguridad (nombre): Wilda Plaza

Firma: [signature]

Fecha: Oct 12, 06

Por favor describa qué medidas de seguridad tomará para evitar accidentes.

I. Indique los riesgos del trabajo (marque todos los que apliquen):

- ☐ Sustancias químicas
- ☐ Soldadura y/o corte de metales
- ☐ Intervención con equipo
- ☐ Trabajo eléctrico
- ☐ Manejo de sustancias inflamables
- ☐ Uso de equipo rotativo
- ☐ Manejo de equipo motorizado
- ☐ Trabajo en altura/uso de andamios/escaleras/tijerillas
- ☐ Otros:
- ☐ Trabajo en espacios cerrados
- ☐ Excavaciones
- ☐ Intervención con líneas
- ☐ Manejo de cilindros
- ☐ Trabajo en áreas reguladas
- ☐ Uso de herramientas

II. Indique el equipo de protección que proveerá a su personal:

- ☐ gafas de seguridad
- ☐ protección auditiva
- ☐ guantes
- ☒ zapatos de seguridad
- ☐ otros:
- ☐ "goggles"
- ☐ mascarilla para polvo
- ☐ "coverall"/mameluco
- ☐ botas de seguridad
- ☐ "face shield"
- ☐ respirador
- ☐ casco
- ☐ arnés

III. Indique los adiestramientos que ofrecerá a su personal para asegurar que pueden manejar los riesgos de manera segura.

New Hire Induction and Annual Refreshers.

Indique precauciones/prácticas de salud y seguridad que seguirá durante el proyecto (para cada uno de los riesgos indicados arriba). Añada tantas hojas como sea necesario.

V. Indique el día de la semana y la hora a la que llevará a cabo sus reuniones de seguridad en el proyecto: N A

VI. Indique el día de la semana en que llevará a cabo su auto-inspección: N A

VII. ¿Dónde en el área de trabajo tendrá disponibles los MSDS de las sustancias relacionadas al proyecto? Cada edificio tiene su carpeta de MSDS

VIII. ¿Cómo se asegurará de que ningún empleado entre a los predios de Lilly bajo los efectos de alcohol/drogas? Drug & Alcohol Policy (New Hire Training) Annual Refreshers and Drug Screening

ACORD CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY) 11/07/2005

PRODUCER (787)724-6688 FAX
BENJAMIN HERNANDEZ
PO BOX 19110
SAN JUAN PR 00910-1115

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED PLAZA CONSULTING GROUP INC DBA PHARMA SERV
MENDEZ VIGO 373
SUITE 110
DORADO, PR 00646
FILE 7801

INSURERS AFFORDING COVERAGE	NAIC #
INSURER A: NATIONAL INSURANCE CO	
INSURER B: SEGUROS TRIPLE S INC	
INSURER C: AMERICAN INTERNATIONAL INS. CO.	
INSURER D:	
INSURER E:	

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDIN ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	ADD'L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
		GENERAL LIABILITY X COMMERCIAL GENERAL LIABILITY CLAIMS MADE X OCCUR *FIRE DAMAGE GEN'L AGGREGATE LIMIT APPLIES PER: X POLICY PRO-JECT LOC	CLP0271072	11/02/2005	11/02/2006	EACH OCCURRENCE	$ 2,000,000
						DAMAGE TO RENTED PREMISES (Ea occurence)	$ *50,000
						MED EXP (Any one person)	$ 5,000
						PERSONAL & ADV INJURY	$ 2,000,000
						GENERAL AGGREGATE	$ 2,000,000
						PRODUCTS - COMP/OP AGG	$ INCLUDED
B		AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS X SCHEDULED AUTOS X HIRED AUTOS X NON-OWNED AUTOS	CAP0164294	11/02/2005	11/02/2006	COMBINED SINGLE LIMIT (Ea accident)	$ 2,000,000
						BODILY INJURY (Per person)	$
						BODILY INJURY (Per accident)	$
						PROPERTY DAMAGE (Per accident)	$
		GARAGE LIABILITY ANY AUTO				AUTO ONLY - EA ACCIDENT	$
						OTHER THAN AUTO ONLY: EA ACC	$
						AGG	$
C		EXCESS/UMBRELLA LIABILITY X OCCUR CLAIMS MADE DEDUCTIBLE X RETENTION $ 10,000	018-1000673	11/02/2005	11/02/2006	EACH OCCURRENCE	$ 5,000,000
						AGGREGATE	$ 5,000,000
A		XXXXXXXXXXXXXXXXXXX EMPLOYERS' LIABILITY ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? If yes, describe under SPECIAL PROVISIONS below	CLP0271072	11/02/2005	11/02/2006	WC STATU-TORY LIMITS / OTH-ER	
						E.L. EACH ACCIDENT	$ 1,000,000
						E.L. DISEASE - EA EMPLOYEE	$ 1,000,000
						E.L. DISEASE - POLICY LIMIT	$ 1,000,000
		OTHER					

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS
ALES, SERVICE OR CONSULTING ORGANIZATIONS CODE 47366/VACANT LAND CODE 49571
OC #1 ANYWHERE IN PUERTO RICO /LOC #2 RD 693 MARGINAL COSTA DE ORO LOTE 1B LOCA #5 DORADO PR
OC #3 RD 693 KM 8.2 MARGINAL COSTA DE ORO SARDINERA DORADO PR
DD INSURED,30 DAYS CANC CLAUSE & HOLD HARMLESS AGREEMENT INCL.EXCEPT 10 DAYS FOR NONPAYMENT OF PREMIUM
HE PROFESSIONAL LIABILITY ERRORS & OMISSIONS ARE EXCLUDED (FOR AUTOS SEE SCHEDULE ATTACHED)

CERTIFICATE HOLDER

LILLY DEL CARIBE INC
CAROLINA
P O BOX 1198
CAROLINA, PR 00986-1198

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL XXXXXXXX MAIL *30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT. XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

AUTHORIZED REPRESENTATIVE
GERENTE REPRENDATA...

Safety Plan - Health & Safety
Contractor Safety Program

Contractor: Pharma Serve, a division of Plaza Consulting Group.

Project/Job: Cleaning Validation Support for the

Description: Laboratory Area – PR05

Supervision of contract personnel while in the facility (name): J. McFalin

Contractor's employee responsible for the health and safety (name): D. Plaza / D. Ortiz

Signature: [signature] Date: 04-02-04

Please describe safety measures to be taken to avoid incidents.

I. Specify job hazards (please, mark all that apply to the job):

- [x] Chemical Substances
- [ ] Welding, cutting
- [ ] Equipment intervention
- [ ] Electrical work
- [ ] Use of flammable substances
- [ ] Use of rotating equipment
- [ ] Use of materials handling equipment
- [ ] Work in heights/use of scaffolds/ladders
- [ ] Others:
- [ ] Confined space work
- [ ] Excavations
- [ ] Work on piping
- [ ] Use of cilinders
- [ ] Work in regulated areas
- [ ] Use of hand tools

II. Specify personal protective equipment to be provided to the personnel:

- [x] Safety Glasses
- [ ] Hearing protection
- [ ] Gloves
- [x] Safety Shoes
- [ ] Others:
- [x] "Goggles"
- [ ] Dust mask
- [ ] "Coverall"
- [ ] Safety boots
- [x] "Face shield"
- [ ] Respirator
- [ ] Safety cap
- [ ] Harness

III. Specify the trainings that will be / have been offered to the employees for them to be able to handle the risks and take adequate precautions.

Pharma Serv Safety Training Program

Pls02/Ehst_g/H&S/Documentation/Seguridad de Contratistas/Programa/Rev. AC/Formularios/Safety Plan

[initials] 04/02/04

IV. Specify health and safety precautions/practices that will be followed during the project (for each of the hazards previously identified). You can add sheets, as necessary.

* Material Handling
* Personal Protective Equipment
* Chemical Substances
* As per Pharma Serv Learning Program Requirements.

V. Specify day and time of the week when safety meetings will be conducted in the project: N/A [initials] 04-2-04

VI. Specify day of the week when you will conduct your H&S self-inspections: N/A [initials] 04-02-04

VII. Specify in which work area the MSDS of related substances will be maintained. *N/A [initials] 04-02-04 *incorrect entry [initials] 04-02-04 Laboratory PLOS

VIII. ¿How will you be sure that your employees won't enter Lilly facilities under the effects of alcohol/drugs? Pharma Serv Drug Screening Program

[initials] 04/02/04

Lilly

CONFIDENTIALITY AGREEMENT

Plaza Consulting Group, Inc. DBA Pharma Serv. ("Contractor") and **Lilly del Caribe, Inc.** ("Lilly") make this Confidentiality Agreement (the "Agreement") effective as of the date shown opposite Consultant's signature below.

In consideration of Lilly's Confidentiality Agreement to Contractor's Professional Services, Contractor and Lilly agree as follows:

1. Lilly is now and at all times will be the exclusive owner of certain proprietary information ("Proprietary Information"). Proprietary Information means all materials and information and copies thereof (whether or not in tangible media), including information relating to the products, processes, services, research and other business pursuits of Lilly that is not generally known outside Lilly and/or that provides Lilly with a competitive advantage. Proprietary Information does not include prior inventions, discoveries or improvements that Contractor made or any rights in those trade secrets, patents or copyrights that Contractor acquired prior to agreement with Lilly, all of which are listed on the reverse side of this page.

2. During and after Contractor's Professional Services with Lilly, Contractor will not disclose any of the Proprietary Information to others outside Lilly and will not use de Proprietary Information for any purpose, except to perform work assigned to Contractor by Lilly. Contractor shall abide by Lilly's policies protecting its Proprietary Information.

3. Contractor has fully and promptly disclosed and in the future shall fully and promptly disclose in writing to Lilly all ideas, inventions, discoveries, processes and improvements (whether or not patented) conceived or first reduced to practice by Contractor, alone or with others, in the course of Contractor's agreement with Lilly (the "Inventions"). The Inventions have been, are and will be Lilly's property, and Contractor will, during the term of this Confidentiality Agreement and thereafter, execute all papers and do all other acts that Lilly deems necessary to ensure that Lilly obtains full title to all of the Inventions.

4. All written, graphic or recorded material generated in connection with Contractor's work for Lilly are Lilly's property, and Contractor shall deliver all such material to Lilly or otherwise dispose of it only as Lilly directs. Upon termination of Contractor's Professional Services, Contractor will provide to Lilly all originals and copies of all such material, and Lilly will have the exclusive right to copyright such material.

5. If any work or portion thereof that the Contractor creates while working with Lilly, including work related to pharmaceutical industry, whether or not such work was created at the direction of Lilly, is Copyright, it shall be deemed to be a "work made for hire", as the term is defined in the Copyright Laws of the United States of America. If, for any reason, any such Copyright work created by Contractor is excluded from the definition of a "work made for hire," Contractor hereby assigns and conveys to Lilly the entire rights, title and interest in and to such work, including work created prior to the date of execution of this Confidentiality Agreement, including Copyright therein and any Copyright renewal thereof.

6. Contractor shall cooperate with Lilly or its designees and execute documents of assignment, declarations and other documents that may be prepared by Lilly and shall take other necessary actions as reasonably directed by Lilly, to effect the foregoing or to perfect or enforce any proprietary rights resulting from or related to this Confidentiality Agreement. Such cooperation and execution of documents shall be performed without additional compensation to Contractor provided, however, that Lilly shall reimburse Contractor for reasonable out-of-pocket expenses incurred at Lilly's specific request.

7. Other than Proprietary Information, Contractor does not have in Contractor's possession any confidential information, documents belonging to others besides Lilly, or information subject to any obligation of confidence owed other than to Lilly. Contractor will not use, disclose or induce the use of any such confidential information or documents during Professional Services with Lilly. Contractor represents that Contractor has not executed any prior non-competition, non-disclosure or confidentiality agreement except as identified on the reverse side of this page.

8. If any court of law with proper jurisdiction and venue declares invalid or void any clause or portion of this agreement, the other non-affected clauses shall remain in full force and effect. Contractor's Professional Services with Lilly is governed in all respects by the internal laws of the Commonwealth of Puerto Rico and the courts of the Commonwealth of Puerto Rico shall have exclusive jurisdiction over claims arising from the validity and interpretation of this Confidentiality Agreement. Lilly's rights under the Confidentiality Agreement shall inure to the benefit of Lilly, and any successors or assigns of Lilly, and Lilly may assign all of its rights under this Confidentiality Agreement.

9. In the course of the performance of the Agreement, the Contractor's personnel may acquire information that Lilly deems confidential, including trade secrets and unpublished technical data, to which Lilly (or companies affiliated with the Lilly) has proprietary rights. Such trade secrets and unpublished technical data may include chemicals, solvents, types and sequences of chemical processes equipment and reaction parameters used in Lilly's research or production facilities, as well as any chemical residues or wastes generated by Lilly, disclosed pursuant to OSHA' s Hazardous Communication Standard. Additional information may be acquired through observation or by Lilly's direct disclosure. Confidential information shall also include information of a third party which Lilly is under an obligation to maintain in confidence. All such information is referred to hereinafter as "Disclosed Information".

10. The Contractor shall retain such Disclosed Information in strict confidence and shall not use it for the benefit of the Contractor or others, or communicate it to others without Lilly's prior written agreement. The Contractor shall not take photographs of any portion of the Work or duplicate any drawings or specifications nor permit others, including SubContractor's, to do so without the prior approval of Lilly. Drawings made available to the Contractor by Lilly for use during the performance of the Work shall remain the property of Lilly and shall be delivered to Lilly upon request or upon completion of the Work, whichever is earlier.

11. Nothing in this Article shall prevent the communication to others of any Disclosed Information known to the Contractor or it's representatives prior to such disclosure or lawfully obtained by the Contractor and it's representatives other than by such disclosure, or which became public knowledge through no fault of the Contractor.

12. The Contractor shall not release any information to any third person with respect to the existence or terms of the Agreement without the prior written consent of Lilly. This prohibition includes, but is not limited to, press releases, educational and scientific conferences, promotional materials, governmental filings, and discussions with lenders, investment bankers, public officials, and the media.

13. If the Contractor determines law requires a release of such information, it shall notify the Owner in writing two (2) days before the time of the proposed release. The notice shall include the exact text of the proposed release and the time and manner of the release. If requested, the Contractor shall furnish to Lilly an opinion of counsel that law requires the release of all the information. At Lilly's request and before the release, the Contractor shall consult with Lilly on the necessity for the disclosure and the text of the proposed release. In no event shall a release include information regarding the existence or terms of the Agreement that is not required by law.

14. Should the Contractor use a Sub-Contractor for performance of any Work under the agreement, the Contractor shall require the Sub-Contractor to execute confidentiality and nondisclosure undertaking in the same form as set forth in this Article.

The parties have executed this Confidentiality Agreement as of the date written opposite their signatures.

Date: 4/19/00

Jose F. Gonzalez / Plaza Consulting Group, Inc DBA Pharma Serv

LILLY DEL CARIBE, INC.

Date: 11.26.03

By: ____________________

Jaime Colón, Materials & Finance Service Manager

LISTINGS PURSUANT TO CONFIDENTIALITY AGREEMENT

Contractor's Full Name: Plaza Consulting Group, Inc. DBA Pharma Serv.

1. Contractor represents that the following is a complete list of all of the Contractor's prior inventions, trade secrets and copyrights prior to Professional Services with Lilly and is provided by Contractor's pursuant Section 1. (This list does not include inventions, trade secrets or copyrights that relate to Contractor's Professional Services with Lilly prior to the effective date of this Confidentiality Agreement.)

If none, initial here JAG.

2. Contractor represents that the following is a complete list of all Contractor's non-competition, non-disclosure, and confidentiality agreements to which Contractor's ever has been a party, including all such agreements with Contractor's former agreements, and is provided by Contractor's pursuant to Section 4.

If none, initial here JAG.

The above-identified Contractor has provided accurate information as required by the Confidentiality Agreement.

Date: 11/19/03

Contractor's Signature

LISTINGS PURSUANT TO CONFIDENTIALITY AGREEMENT

Contractor's Full Name: Plaza Consulting Group, Inc. DBA Pharma Serv.

1. Contractor represents that the following is a complete list of all of the Contractor's prior inventions, trade secrets and copyrights prior to Professional Services with Lilly and is provided by Contractor's pursuant Section 1. (This list does not include inventions, trade secrets or copyrights that relate to Contractor's Professional Services with Lilly prior to the effective date of this Confidentiality Agreement.)

If none, initial here JAG.

2. Contractor represents that the following is a complete list of all Contractor's non-competition, non-disclosure, and confidentiality agreements to which Contractor's ever has been a party, including all such agreements with Contractor's former agreements, and is provided by Contractor's pursuant to Section 4.

If none, initial here JAG.

The above-identified Contractor has provided accurate information as required by the Confidentiality Agreement.

Date: 11/19/03

Contractor's Signature

CORPORACION DEL FONDO DEL SEGURO DEL ESTADO
DIVISIÓN DE SEGURO E INTERVENCIONES
OFICINA REGIONAL DE BAYAMON

CFSE

ESTADO LIBRE ASOCIADO DE PUERTO RICO
CORPORACION DEL FONDO DEL SEGURO DEL ESTADO

Número Control

CERTIFICACION SOBRE POLIZA DE SEGURO

A: LILLY DEL CARIBE
Dirección:
CAROLINA PR

Certificamos que el patrono PLAZA CONSULTING GROUP INC póliza 90160-00727
D/B/A PHARMA SERV CONSULTANT
cumple con los siguientes requisitos para la obtención de la cubierta para sus obreros o empleados, en caso de ocurrir un accidente del trabajo:

1. Rindió su declaración de la nómina en: 6 DE JULIO DE 2005

2. Su póliza cubre los siguientes riesgos:
8601-353 INGENIEROS Y ARQUITECTOS

3. Pagó las primas establecidas por el Administrador en:

	FECHA DE VENCIMIENTO			FECHA DE PAGO		
	Día	Mes	Año	Día	Mes	Año
PRIMER SEMESTRE	20	10	05	06	07	05
				RD#0664000089		
SEGUNDO SEMESTRE	20	01	06			

4. La póliza cubre la (s) localidad (es)
PROYECTO: LILLY DEL CARIBE
CAROLINA
PENATA PR05 KM 12.3 AVE 65 DE INFANTERIA

5. El montante del proyecto: $ 325,000.00
Nómina estimada: $ 130,000.00
Prima Impuesta $ 3,195.00

VÁLIDA HASTA 30-Jun-06

Observaciones: NOTA: SUJETO AL PAGO DE LAS CUOTAS IMPUESTAS DENTRO DE LAS FECHAS DE VENCIMIENTO ESTABLECIDAS POR EL ADMINISTRADOR
MHC/ear

Por: [signature]
JANET COLLEY CHRISTIAN
Firma Jefe División Seguros

23/NOVIEMBRE/2005
Fecha